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                                CONSENT OF
                        INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Form SB-2 of Interactive Telesis, Inc. and Subsidiary of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiary, and to the reference to us under the heading "Experts" in such registration statement.




San Diego, California                                       PANNELL KERR FORSTER
December 19, 2000                                   Certified Public Accountants
                                                      A Professional Corporation